UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2015

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Oscar Munoz resigned as a director of CSX Corporation (the “Company”) and as President and Chief Operating Officer of the Company, effective September 8, 2015, to become the President and Chief Executive Officer of United Continental Holdings, Inc. There are no disagreements between Mr. Munoz and the Company on any matters relating to the Company’s operations, policies or practices.

In connection with Mr. Munoz’s resignation, the Company announced the following leadership transitions, which are effective as of September 8, 2015.

The Company appointed Clarence W. Gooden as President of the Company from his previous position as the Company’s Executive Vice President and Chief Sales and Marketing Officer. Mr. Gooden, age 63, had served as Executive Vice President and Chief Sales and Marketing Officer of the Company since April 2004.

The Company appointed Fredrik J. Eliasson as Executive Vice President and Chief Sales and Marketing Officer from his previous position as the Company’s Executive Vice President and Chief Financial Officer. Mr. Eliasson, age 44, had served as Executive Vice President and Chief Financial Officer of the Company since 2012, and as Vice President of Sales and Marketing for the Company’s chemicals and fertilizer business from 2011 until 2012. Additionally, Mr. Eliasson served as Vice President of Emerging Markets from 2009 until 2011.

The Company appointed Cindy M. Sanborn, age 50, as Executive Vice President and Chief Operating Officer of the Company’s principal operating subsidiary, CSX Transportation, Inc. Since February 2015, Ms. Sanborn had served as the Company’s Executive Vice President – Operations. Additionally, she served as Vice President and Chief Transportation Officer from 2009 until 2015, and as Vice President of Northern Region operations from 2007 until 2009.

Finally, the Company appointed Frank A. Lonegro, age 46, as Executive Vice President and Chief Financial Officer. Prior to this appointment, Mr. Lonegro had served as Vice President – Service Design since early 2015. Additionally, Mr. Lonegro has served as Vice President – Mechanical from 2012 until 2015, President – CSX Technology from 2007 until 2012, and Vice President – Internal Audit from 2005 until 2007.

As of the date hereof, the Compensation Committee of the Board of Directors of the Company has not approved any compensation adjustments for Mr. Gooden, Mr. Eliasson, Ms. Sanborn or Mr. Lonegro in connection with their new positions.

There is no arrangement or understanding between Mr. Gooden, Mr. Eliasson, Ms. Sanborn or Mr. Lonegro and any other person pursuant to which any of them were selected as an officer. There are no family relationships between Mr. Gooden, Mr. Eliasson, Ms. Sanborn or Mr. Lonegro and any director or executive officer of the Company, and none of Mr. Gooden, Mr. Eliasson, Ms. Sanborn or Mr. Lonegro is party to any transaction in which the Company is a participant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Ellen M. Fitzsimmons
Name:	Ellen M. Fitzsimmons
Title:	Executive Vice President, Law and Public Affairs, General Counsel and Corporate Secretary

DATE: September 8, 2015